Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated July 18, 2022 with respect to the Common Stock, $0.01 par value of Maiden Holdings, Ltd., a Bermuda limited company, and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: July 18, 2022

683 CAPITAL PARTNERS, LP

By:	683 CAPITAL GP, LLC General Partner

By:	/s/ Ari Zweiman
	Name:	Ari Zweiman
	Title:	Managing Member

683 CAPITAL GP, LLC

By:	/s/ Ari Zweiman
	Name:	Ari Zweiman
	Title:	Managing Member

683 CAPITAL MANAGEMENT, LLC

By:	/s/ Ari Zweiman
	Name:	Ari Zweiman
	Title:	Managing Member

/s/ Ari Zweiman
Ari Zweiman